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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            EVEREST RE CAPITAL TRUST
             (Exact name of Registrant as specified in its charter)
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
                       Delaware                                                        04-6985684
       (State of incorporation or organization)                            (I.R.S. Employer Identification No.)
477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey                            07938
      (Address of Registrant's principal executive offices)                             (zip code)
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If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
File No. 333-97367.


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered           Name of Each Exchange on Which
                                                  Each Class is to be Registered
       7.85% Trust Preferred Securities

                                                   New York Stock Exchange, Inc.

            Securities to be registered to Section 12(g) of the Act:

                                      None

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Item 1.  Description of Registrant's Securities to be Registered.

     The securities to be registered hereby are 7.85% Trust Preferred Securities (collectively, the "Securities") of Everest Re Capital Trust, a Delaware statutory trust and an indirect, wholly-owned subsidiary of Everest Re Group, Ltd., a company organized under the laws of Bermuda. A complete description of the Securities is contained (i) under the caption "Terms of the Preferred Securities" in the Prospectus Supplement, dated November 8, 2002 to the related Prospectus (as defined below) filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) under the Securities Act of 1933 (the "Act") and (ii) under the caption "Description of the Trust Preferred Securities" in the Registrant's Prospectus, dated September 26, 2002 (the "Prospectus") forming a part of the Registrant's Registration Statement on Form S-3, as amended (Registration No. 333-97367), filed with the SEC under the Act. Such description is incorporated herein by reference.

Item 2.   Exhibits.

Not applicable.

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 13th day of November, 2002.

EVEREST RE CAPITAL TRUST

By: Everest Reinsurance Holdings, Inc., as Depositor

By:  /s/ Stephen L. Limauro
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         Stephen L. Limauro
         Executive Vice President and Chief Financial Officer